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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended 1992 Incentive Stock Plan of Neurocrine Biosciences, Inc. of our report dated February 14, 1997, with respect to the consolidated financial statements of Neurocrine Biosciences, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.

                                                               Ernst & Young LLP

San Diego, California
July 18, 1997